OMB APPROVAL

OMB Number:	3235-0059
Expires:	February 28, 2006
Estimated average burden hours per response	12.75

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

BANTA CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (11-01)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

BANTA CORPORATION
225 Main Street
Menasha, Wisconsin 54952
Notice of Annual Meeting of Shareholders
To Be Held April 25, 2006
To the Shareholders of Banta Corporation:
      You are hereby notified that the annual meeting of shareholders of Banta Corporation will be held at the Bridgewood Resort Hotel & Conference Center, 1000 Cameron Way, Neenah, Wisconsin, on Tuesday, April 25, 2006, at 2:00 p.m., Central Time, for the following purposes:

1.	To elect ten directors to serve for the ensuing year.

2.	To ratify the selection of Ernst & Young LLP as the Company’s independent auditors for 2006.

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
      The Board of Directors has fixed the close of business on March 3, 2006 as the record date for the determination of the shareholders entitled to notice of and to vote at the annual meeting.
      We hope that you will be able to attend the meeting in person, but if you are unable to do so, please complete, sign and promptly mail back the enclosed proxy form, using the return envelope provided. If, for any reason, you should subsequently change your plans, you may, of course, revoke your proxy at any time before it is actually voted.

By Order of the Board of Directors
BANTA CORPORATION

/s/ RONALD D. KNEEZEL

Ronald D. Kneezel
Secretary
Menasha, Wisconsin
March 23, 2006

TABLE OF CONTENTS

PROXY STATEMENT
ELECTION OF DIRECTORS
BOARD OF DIRECTORS
STOCK OWNERSHIP
EXECUTIVE COMPENSATION
Stock Options
Option Grants in 2005 Fiscal Year
Long-Term Incentive Plan -- Awards in 2005 Fiscal Year
Committee Report on Executive Compensation
REPORT OF THE AUDIT COMMITTEE
PERFORMANCE INFORMATION
RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR 2006
OTHER MATTERS
SHAREHOLDER PROPOSALS
BANTA CORPORATION
225 Main Street
Menasha, Wisconsin 54952
PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 25, 2006
       This proxy statement is being furnished to shareholders by the Board of Directors (the “Board”) of Banta Corporation (the “Company”), beginning on or about March 23, 2006, in connection with a solicitation of proxies by the Board for use at the annual meeting of shareholders to be held on Tuesday, April 25, 2006, at 2:00 p.m., Central Time, at Bridgewood Resort Hotel & Conference Center, 1000 Cameron Way, Neenah, Wisconsin, and all adjournments or postponements thereof (the “Annual Meeting”), for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.
      Execution of a proxy given in response to this solicitation will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is voted by giving notice thereof to the Company in writing or in open meeting, by attending the Annual Meeting and voting in person, or by delivering a proxy bearing a later date.
      A proxy, in the enclosed form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted FOR the ten persons nominated for election as directors referred to herein, FOR the ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for 2006 and on such other business or matters which may properly come before the Annual Meeting in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy. Other than the election of directors and the ratification of the selection of the Company’s independent auditors, the Board has no knowledge of any matters to be presented for action by the shareholders at the Annual Meeting.
      Only holders of record of the Company’s common stock, $.10 par value (the “Common Stock”), at the close of business on March 3, 2006 are entitled to notice of and to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 24,207,607 shares of Common Stock, each of which is entitled to one vote per share.
ELECTION OF DIRECTORS
      At the Annual Meeting, the shareholders will elect ten directors of the Company, each to hold office until the 2007 annual meeting of shareholders and until his or her successor is duly elected and has qualified. Set forth below are the Board’s nominees to serve as directors of the Company. Unless shareholders otherwise specify, the shares represented by the proxies received will be voted in favor of the election as directors of the ten persons named as nominees herein. The Board has no reason to believe that any of the listed nominees will be unable or unwilling to serve as a director if elected. However, in the event that any nominee should be unable or unwilling to serve, the shares represented by proxies received will be voted for another nominee selected by the Board.

      The following sets forth certain information, as of March 3, 2006, about each of the Board nominees for election at the Annual Meeting. Except as otherwise noted, each nominee has engaged in the principal occupation or employment and has held the offices shown for more than the past five years.

		Director	Principal Occupation; Office, if any,
Name	Age	Since	Held in the Company; Other Directorships

Jameson A. Baxter	62	1991	President of Baxter Associates, Inc. (private investments); Vice Chairman of The Putnam Funds; Director of Ryerson, Inc.

John F. Bergstrom	59	1998	Chairman and Chief Executive Officer of Bergstrom Corporation (automobile sales and service, credit life insurance and automotive fleet leasing); Director of Kimberly-Clark Corporation, Midwest Air Group, Inc. and Wisconsin Energy Corporation.

Henry T. DeNero	59	1996	Former Chairman and Chief Executive Officer of HomeSpace, Inc. (homeowner services); Former Executive Vice President of First Data Corporation (an information processing and computer services company); Former Vice Chairman and Chief Financial Officer of Dayton Hudson Corporation; Director of Western Digital Corporation, Digital Insight Corporation, THQ, Inc., PortalPlayer, Inc. and Vignette Corporation.

David T. Gibbons	62	2004	Chairman since 2003 and President and Chief Executive Officer since 2000 of Perrigo Company (pharmaceutical and nutritional products); Director of Perrigo Company and Robbins & Myers, Inc.

Janel S. Haugarth	50	New Nominee	Senior Vice President of SUPERVALU Inc. (grocery wholesaler and retailer) and President and Chief Operating Officer of SUPERVALU’s supply chain services since 2005; senior management positions with SUPERVALU prior thereto. Ms. Haugarth was recommended for selection as a director by SpencerStuart, a third-party search firm.

Pamela J. Moret	50	New Nominee	Executive Vice President, Strategic Planning, Marketing and Products, of Thrivent Financial for Lutherans (a provider of financial products and services) since 2004; Senior Vice President of Thrivent Financial from 2002 to 2004; Senior Vice President-Products Group of American Express Financial Advisors and Chief Executive Officer of IDS Life Insurance Company from 1999 to 2002; Trustee and President of Thrivent Mutual Funds and Thrivent Financial Securities Lending Trust; Director and President of Thrivent Series Fund, Inc. Ms. Moret was recommended for selection as a director by SpencerStuart, a third-party search firm.

		Director	Principal Occupation; Office, if any,
Name	Age	Since	Held in the Company; Other Directorships

Paul C. Reyelts	59	2003	Executive Vice President and Chief Financial Officer of The Valspar Corporation (a global leader in the paint and coatings industry); Director of Winmark Corporation.
Ray C. Richelsen	64	1998	Executive Vice President-Transportation, Graphics and Safety Markets of 3M Company (a manufacturer of optical films and specialty materials) from January 1998 until his retirement in August 2000; Group Vice President of 3M Company prior thereto.
Stephanie A. Streeter	48	2001	Chairman, President and Chief Executive Officer of the Company; appointed as President and Chief Executive Officer in October 2002 and Chairman in April 2004; President and Chief Operating Officer of the Company from January 2001 to October 2002; Chief Operating Officer of idealab! (creator and operator of internet businesses) from January 2000 to December 2000; Group Vice President of Avery Dennison Corporation (diversified manufacturing company) from 1996 to 2000.
Michael J. Winkler	61	1996	Executive Vice President of Hewlett-Packard Company (computer services) from 1995 until his retirement in November 2005; Director of The D&B Corporation.
      Directors are elected by a plurality of the votes cast (assuming a quorum is present). An abstention from voting will be tabulated as a vote withheld on the election, and will be included in computing the number of shares present for purposes of determining the presence of a quorum, but will not be considered in determining whether each of the nominees has received a plurality of the votes cast at the Annual Meeting. A broker or nominee holding shares registered in its name, or the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, has the discretion to vote the beneficial owner’s shares with respect to the election of directors.
      THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE “FOR” ALL NOMINEES. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” ALL NOMINEES.
BOARD OF DIRECTORS
Corporate Governance and Independent Directors
      The Board has in effect Corporate Governance Guidelines that, in conjunction with the Board committee charters, establish processes and procedures to help ensure effective and responsive governance by the Board. The Corporate Governance Guidelines are available, free of charge, on the Company’s website at www.banta.com. The Company is not including the information contained on or available through its website as a part of, or incorporating such information by reference into, this Proxy Statement. The Board has adopted certain categorical standards of independence, which specifically relate to the rules imposed by the listing standards of the New York Stock Exchange (“NYSE”), to assist it in making determinations of director independence. These categorical standards appear as Appendix A to this Proxy Statement. Based on these standards, the Board has affirmatively determined by resolution that Ms. Baxter, Ms. Haugarth, Ms. Moret and Messrs. Bergstrom, DeNero, Gibbons, Reyelts, Richelsen and Winkler have no material relationship with the Company, and, therefore, each are independent in accordance with the NYSE listing standards. The Board will regularly review the continuing independence of the directors.
      The Corporate Governance Guidelines provide that a majority of the members of the Board must be independent directors under the NYSE listing standards.
Code of Business Conduct and Ethics
      The Board of Directors has adopted the Banta Corporation Code of Business Conduct and Ethics which applies to the Company’s directors and employees. It is available, free of charge, on the Company’s website at www.banta.com or in print to any shareholder who requests a copy in writing addressed to the Company’s Secretary. The Company is not including the information contained on or available through its website as a part of, or incorporating such information by reference into, this Proxy Statement.
Presiding Director; Executive Sessions
      The Corporate Governance Guidelines provide that the Board designate a “Presiding Director” to lead each executive session of the Board. The role of the Presiding Director rotates periodically as determined by the Board. Ms. Baxter has been designated by Board resolution as the Presiding Director and will serve in that capacity until her successor is appointed by the Board. Normally, members of the Company’s senior executive management who are not members of the Board will participate in Board meetings to present information, make recommendations, and be available for direct interaction with members of the Board. However, the Board will have at least two regularly scheduled meetings a year for the non-employee directors without members of the Company’s management being present. The non-employee directors may also meet without management present at such other times as they determine appropriate.
Communications with the Board
      Shareholders and other interested parties may communicate with the full Board, the Chairman of the Board, non-management directors as a group or individual directors, including the Presiding Director, by delivering a written communication in care of the Secretary of the Company, 225 Main Street, Menasha, WI 54952. The written communication should be addressed to the specific director or directors whom the shareholder or interested party wishes to contact. Such communication will be delivered directly to the director or directors to whom it is addressed by the Secretary of the Company.
Committees
      The Company has Audit, Compensation, and Nominating and Corporate Governance Committees of the Board. The Board has adopted, and may amend from time to time, a written charter for each of the Audit, Compensation, and Nominating and Corporate Governance Committees. The Company makes available on its website at www.banta.com, free of charge, copies of each of these charters. Shareholders may also obtain a copy of the charters by directing a written request to the Company’s Secretary. The Company is not including the information contained on or available through its website as a part of, or incorporating such information by reference into, this Proxy Statement.
      The Audit Committee consists of Ms. Baxter and Messrs. Richelsen and Reyelts (Chairperson). Each of the members of the Audit Committee is independent as defined by the NYSE listing standards and the rules of the Securities and Exchange Commission (the “SEC”). The Board has determined that each of Mr. Reyelts and Ms. Baxter qualifies as an “audit committee financial expert” as defined in SEC rules. The principal functions performed by the Audit Committee, which met six times in 2005, are to assist the Board in monitoring the integrity of the Company’s financial statements, the independent auditor’s qualifications and independence, the performance of the Company’s internal audit function and independent auditors, and the Company’s compliance with legal and regulatory requirements. The Audit Committee has the sole authority to appoint, retain, compensate and terminate the Company’s independent auditors and to approve the compensation paid to the independent auditors. The Audit Committee has conditioned its selection of independent auditors for 2006 upon the ratification of this selection by the Company’s shareholders at the

Annual Meeting. See “Ratification of Ernst & Young LLP as Independent Auditors of the Company for 2006.”
      The Compensation Committee consists of Ms. Baxter (Chairperson) and Messrs. Bergstrom, Gibbons and Richelsen. Each of the members of the Compensation Committee is independent as defined by the NYSE listing standards. The principal functions of the Compensation Committee, which met six times in 2005, are to administer the Company’s deferred and incentive compensation plans (including the Company’s equity incentive plans); to annually evaluate salary grades and ranges; to establish guidelines concerning average compensation increases; to establish performance criteria for, and to evaluate the performance of, the Chief Executive Officer in consultation with the Nominating and Corporate Governance Committee and the Board; to determine the compensation of the Chief Executive Officer; to review and approve perquisites, certain supplemental retirement arrangements and change of control agreements; and to review and approve the compensation of all other officers and directors of the Company and subsidiary or division presidents.
      The Nominating and Corporate Governance Committee consists of Messrs. DeNero (Chairperson), Reyelts and Winkler. Each of the members of the Nominating and Corporate Governance Committee is independent as defined by the NYSE listing standards. The principal functions of the Nominating and Corporate Governance Committee, which met three times in 2005, are to identify individuals qualified to become directors (consistent with the criteria approved by the Board) and recommend candidates for all directorships to be filled by the Board or by the shareholders of the Company; identify directors qualified to serve on the committees established by the Board and recommend to the Board the members for each committee to be filled by the Board; develop and recommend to the Board a set of corporate governance principles applicable to the Company, including matters of (a) Board organization, membership and function, (b) committee structure and membership and (c) succession planning for the Chief Executive Officer; and otherwise take a leadership role in shaping the corporate governance of the Company.
Nominations of Directors
      The Nominating and Corporate Governance Committee will consider persons recommended by shareholders to become nominees for election as directors in accordance with the criteria set forth in the Corporate Governance Guidelines and the Nominating and Corporate Governance Committee Charter. Recommendations for consideration by the Nominating and Corporate Governance Committee should be sent to the Secretary of the Company in writing together with appropriate biographical information concerning each proposed nominee. The Company’s By-laws also set forth certain requirements for shareholders wishing to nominate director candidates directly for consideration by shareholders. With respect to an election of directors to be held at an annual meeting, a shareholder must, among other things, give written notice of an intent to make such a nomination to the Secretary of the Company in advance of the meeting in compliance with the terms and within the time period specified in the By-laws. The Nominating and Corporate Governance Committee also retains from time to time as appropriate third-party search firms to assist in the identification and evaluation of potential director nominees.
      In identifying and evaluating nominees for director, the Nominating and Corporate Governance Committee seeks to ensure that the Board possesses, in the aggregate, the strategic, managerial and financial skills and experience necessary to fulfill its duties and to achieve its objectives, and seeks to ensure that the Board is comprised of directors who have broad and diverse backgrounds, possessing knowledge in areas that are of importance to the Company. The Nominating and Corporate Governance Committee looks at each nominee on a case-by-case basis regardless of who recommended the nominee. In looking at the qualifications of each candidate to determine if their election would further the goals described above, the Nominating and Corporate Governance Committee takes into account all factors it considers appropriate, which include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge. The Board believes that, to be recommended as a director nominee, each candidate must:

•	display the highest personal and professional ethics, integrity and values;

•	have the ability to exercise sound business judgment;

•	be accomplished in his or her respective field, and have broad experience at the administrative and/or policy-making level in business, government, education, technology or public interest;

•	be independent of any particular constituency, be able to represent all shareholders of the Company and be committed to enhancing long-term shareholder value; and

•	have sufficient time available to devote to activities of the Board and to enhance his or her knowledge of the Company’s business.
      The Board also believes the following qualities or skills are necessary for one or more directors to possess:

•	At least one director should have the requisite experience and expertise to be designated as an “audit committee financial expert” as defined by applicable rules of the SEC.

•	One or more of the directors generally should be active or former chief executive officers of public companies or leaders of major complex organizations, including commercial, scientific, government, educational and other similar institutions.

•	Directors should be selected so that the Board represents diverse backgrounds and perspectives.
Meetings and Attendance
      The Board held five meetings in 2005. Each director attended at least 75% of the aggregate of (a) the total number of meetings of the Board and (b) the total number of meetings held by all committees of the Board on which the director served during 2005.
      Directors are expected to attend the Company’s annual meeting of shareholders each year. All of the current directors who were directors at the time of the 2005 annual meeting of shareholders attended that meeting.
Director Compensation
      Annual Retainer and Meeting Fees. Non-employee directors of the Company receive an annual retainer fee of $38,000. In addition, these directors are paid a fee of $1,000 for every Board and committee meeting they attend. Each committee chairperson also receives an additional $5,000 for serving in such capacity. A director may elect to defer all or any part of the cash compensation he or she is entitled to receive for serving as a director, in which case the amount deferred will be paid in cash in three annual installments after such person ceases to be a director and, at the direction of the director, either will be credited with interest at the prime rate or will be treated for valuation purposes as if such deferred compensation had been invested in Common Stock pursuant to the phantom stock subaccount under the director’s deferred compensation plan. The deferred compensation plan will be terminated and accounts paid in a lump sum in the event of a change in control of the Company.
      Director Stock Options and Phantom Share Awards. In addition to the compensation described above, each of Ms. Baxter and Messrs. Bergstrom, DeNero, Gibbons, Reyelts, Richelsen, and Winkler automatically received an option for 3,000 shares of Common Stock at a per share exercise price of $39.62 on April 27, 2005, in accordance with the terms of the Company’s Equity Incentive Plan, as amended (the “Equity Plan”). At the 2005 annual meeting of shareholders, the Company’s shareholders approved the Banta Corporation 2005 Equity Incentive Plan (the “2005 Equity Plan”). In 2006 and thereafter, non-employee directors will automatically receive options to purchase shares of Common Stock in accordance with the terms of the 2005 Equity Plan rather than the Equity Plan.
      Under the terms of the 2005 Equity Plan, each person when first elected as a non-employee director of the Company automatically receives an option for 6,000 shares of Common Stock. The 2005 Equity Plan also provides that, subsequent to the initial grant, each non-employee director (who continues to serve in such capacity) automatically receives an option to purchase an additional 3,000 shares of Common Stock on the day after each annual meeting of shareholders; provided, however, that if a person who is first elected as a non-employee director on the date of the annual meeting of shareholders receives the initial option grant under the

2005 Equity Plan on that date, such director will not be entitled to begin receiving subsequent grants until the day following the next succeeding annual meeting of shareholders. Options granted to non-employee directors under the 2005 Equity Plan have a per share exercise price equal to 100% of the market value of a share of Common Stock on the date of grant and become exercisable six months after the date of grant, unless the non-employee director ceases to be a director by reason of death, disability or retirement during such six-month period, in which case the option will become immediately exercisable in full. Options granted to non-employee directors under the 2005 Equity Plan terminate on the earlier of (a) ten years after the date of grant or (b) twelve months after the non-employee director ceases to be a director.
      In addition, non-employee directors also receive grants of phantom stock units which have a value equivalent to shares of Common Stock. Each non-employee director receives phantom stock units valued at an amount equal to $50,000 less the Black-Scholes value of the 3,000 share option granted to the director under the 2005 Equity Plan. Directors who have not served in such capacity for the entire year at the time of the grant receive a pro rata share of such grant. The phantom stock units are granted under the deferred compensation plan and their value is distributed in cash at the time and in the manner described above.
      Director Compensation Generally. The Company’s director compensation practices are established by the Compensation Committee with the purpose of attracting and retaining qualified non-employee directors necessary for the Company’s long-term success. In setting or adjusting director compensation, the Compensation Committee reviews the director compensation practices of corporations of similar size relative to the Company and operating in comparable industries. It is the judgment of the Compensation Committee that a review of the director compensation practices of companies with such characteristics is appropriate in establishing competitive compensation for the Company’s non-employee directors.

STOCK OWNERSHIP
Management
      The following table sets forth information, as of March 3, 2006, regarding beneficial ownership of Common Stock by each director and nominee, each of the executive officers named in the Summary Compensation Table set forth below, and all of the directors and executive officers as a group. As of March 3, 2006, no director or executive officer of the Company beneficially owned one percent or more of the Common Stock, other than Ms. Streeter, who owned 1.4% of the Common Stock. On that date, the directors and executive officers as a group beneficially owned 2.9% of the Common Stock. Except as otherwise indicated in the footnotes, all of the persons listed below have sole voting and investment power over the shares of Common Stock identified as beneficially owned.

	Amount and Nature of
Name of Beneficial Owner	Beneficial Ownership(1)(2)

Jameson A. Baxter	35,875
John F. Bergstrom	25,062	(3)
Henry T. DeNero	23,300
David T. Gibbons	9,000
Janel S. Haugarth	0
Pamela J. Moret	0
Paul C. Reyelts	19,879	(4)
Ray C. Richelsen	23,500
Stephanie A. Streeter	344,379	(5)
Michael J. Winkler	34,082
Michael B. Allen	33,173
Geoffrey J. Hibner	32,580
Ronald D. Kneezel	88,938
David F. Engelkemeyer	17,392
All directors and executive officers as a group (16 persons)	714,256

(1)	Includes shares subject to currently exercisable options and options exercisable within 60 days of March 3, 2006 as follows: Ms. Baxter, 19,500 shares; Mr. Bergstrom, 22,500 shares; Mr. DeNero, 21,000 shares; Mr. Gibbons, 9,000 shares; Ms. Haugarth, 0 shares; Ms. Moret, 0 shares; Mr. Reyelts, 12,000 shares; Mr. Richelsen, 22,500 shares; Ms. Streeter, 306,955 shares; Mr. Winkler, 21,000 shares; Mr. Allen, 28,286 shares; Mr. Hibner, 25,790 shares; Mr. Kneezel, 68,228 shares; Mr. Engelkemeyer, 13,742 shares; and all directors and executive officers as a group, 585,876 shares.

(2)	Does not include holdings of phantom stock units held by non-employee directors as follows: Ms. Baxter, 12,675 units; Mr. Bergstrom, 3,416 units; Mr. DeNero, 10,832 units; Mr. Gibbons, 527 units; Ms. Haugarth, 0 units; Ms. Moret, 0 units; Mr. Reyelts, 827 units; Mr. Richelsen, 6,014 units; and Mr. Winkler, 3,898 units. The value of the phantom stock units is based upon and fluctuates with the market value of the Common Stock.

(3)	Includes 2,350 shares held by a trust over which Mr. Bergstrom shares voting and investment power.

(4)	Includes 1,000 shares held by Mr. Reyelts’ spouse as custodian for their children and 500 shares held by Mr. Reyelts’ spouse. Mr. Reyelts shares voting and investment power over these shares.

(5)	Includes 1,000 shares held by Ms. Streeter’s spouse. Ms. Streeter shares voting and investing power over these shares.

Other Beneficial Owners
      The following table sets forth information, as of December 31, 2005, regarding beneficial ownership by the only persons known to the Company to own more than 5% of the outstanding Common Stock. The beneficial ownership set forth below has been reported on filings made on Schedule 13G with the SEC by the beneficial owners.

	Amount and Nature of Beneficial Ownership

	Voting Power		Investment Power			Percent
Name and Address						of
of Beneficial Owner	Sole	Shared	Sole	Shared	Aggregate	Class

Wachovia Corporation	1,901,529	0	1,891,094	2,260	1,903,654	7.86%
One Wachovia Center Charlotte, North Carolina 28288-0137
Royce & Associates, LLC	1,213,700	0	1,213,700	0	1,213,700	5.01%
1414 Avenue of the Americas New York, New York 10019

EXECUTIVE COMPENSATION
Summary Compensation Information
      The following table sets forth certain information for each of the last three fiscal years concerning compensation awarded to, earned by or paid to certain executive officers of the Company. The persons named in the table are sometimes referred to herein as the “named executive officers.”
Summary Compensation Table

		Annual
		Compensation(1)		Long Term Compensation

				Awards		Payouts

				Restricted	Securities
				Stock	Underlying	LTIP	All Other
Name and Principal Position	Year	Salary	Bonus	Awards(2)	Options (#)	Payouts	Compensation(3)

Stephanie A. Streeter	2005	$724,500	$762,682	$343,443	38,257	$437,333	$4,200
Chairman, President and	2004	681,733	851,808	332,769	33,803	533,068	4,100
Chief Executive Officer	2003	615,000	415,529	—	100,000	77,551	4,000
Michael B. Allen	2005	364,000	230,265	80,878	9,010	105,000	4,200
President,	2004	350,000	272,774	78,004	37,923	105,000	4,100
Banta Print Sector(4)	2003	—	—	—	—	—	—
Geoffrey J. Hibner	2005	343,000	209,473	76,216	8,490	99,000	16,371
Chief Financial Officer(5)	2004	330,000	262,131	73,544	7,470	111,772	76,197
	2003	120,577	38,318	—	30,000	6,386	72,953
Ronald D. Kneezel	2005	280,750	155,870	58,210	6,486	74,169	4,200
Vice President, General	2004	264,890	191,283	55,113	5,599	114,882	4,100
Counsel and Secretary	2003	253,000	59,987	—	14,000	33,489	4,000
David F. Engelkemeyer	2005	270,000	149,901	55,986	6,238	72,800	20,700
Vice President,	2004	230,000	172,106	54,066	12,000	66,733	5,329
Worldwide Operations(6)	2003	—	—	—	—	—	—

(1)	Certain personal benefits provided by the Company to the named executive officers are not included in the table. The aggregate amount of such personal benefits for each named executive officer in each year reflected in the table did not exceed the lesser of $50,000 or 10% of the sum of such officer’s salary and bonus in each respective year.

(2)	As of December 31, 2005, the number and value of the aggregate restricted stock holdings for the named executive officers were as follows: Ms. Streeter, 12,904 restricted shares with a value of $642,619; Mr. Allen, 3,033 restricted shares with a value of $151,043; Mr. Hibner, 2,859 restricted shares with a value of $142,378; Mr. Kneezel, 2,168 restricted shares with a value of $107,966; and Mr. Engelkemeyer, 2,101 restricted shares with a value of $104,630. Contingent upon the named executive officer’s continued employment with the Company, the shares of restricted stock will vest over a three-year period, with one-third vesting on each of the first three anniversaries of the date of issuance.

(3)	For fiscal 2005, consists of Company matching contributions under the Company’s Incentive Savings Plan, which is a profit sharing plan under Section 401(k) of the Internal Revenue Code. Also includes for 2005 reimbursement of relocation expenses of $12,171 for Mr. Hibner and a housing allowance of $16,500 for Mr. Engelkemeyer.

(4)	Mr. Allen joined the Company on January 5, 2004.

(5)	Mr. Hibner joined the Company on August 11, 2003.

(6)	Mr. Engelkemeyer joined the Company on February 2, 2004.
Stock Options
      The Company has in effect equity plans pursuant to which options to purchase Common Stock may be granted to key employees (including executive officers) of the Company and its subsidiaries. The following table presents certain information as to grants of stock options made during fiscal 2005 to the named executive officers.
Option Grants in 2005 Fiscal Year

					Grant Date
	Individual Grants				Value

		Percentage of
		Total
	Number of	Options
	Securities	Granted to	Exercise or		Grant Date
	Underlying Options	Employees in	Base Price	Expiration	Present
Name	Granted(1)	Fiscal Year	($/share)	Date	Value(2)

Stephanie A. Streeter	38,257	7.54	$43.31	1/24/2015	$347,756
Michael B. Allen	9,010	1.78	43.31	1/24/2015	81,901
Geoffrey J. Hibner	8,490	1.67	43.31	1/24/2015	77,174
Ronald D. Kneezel	6,486	1.28	43.31	1/24/2015	58,958
David F. Engelkemeyer	6,238	1.23	43.31	1/24/2015	56,703

(1)	The options reflected in the table (which are nonstatutory stock options for purposes of the Internal Revenue Code) were granted on January 24, 2005 and vest ratably over the three-year period following the date of grant. The options are subject to early vesting in the case of the optionee’s death, disability or retirement.

(2)	The option values presented are based on the Black-Scholes option pricing model adopted for use in valuing stock options. Material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options reflected in the table above include the following: (a) an exercise price of the option equal to the fair market value of the underlying stock on the date of grant; (b) a risk-free rate of return representing the interest rate on a U.S. Treasury security with a maturity date corresponding to the term of the option; (c) volatility of 23.83%, which was calculated using daily Common Stock prices for the three-year period prior to the date of grant; (d) a dividend yield equal to 1.59% representing the dividend yield on the Common Stock as of the date of grant; (e) an option term of ten years; and (f) reductions in accordance with the option pricing model of 15.59% to reflect assumptions relating to the probability of forfeiture due to termination prior to vesting and 20.87% to reflect the probability of a shortened option term due to termination of employment prior to the expiration date. The actual value, if any, that an optionee may realize upon exercise will depend on the excess of the price of the Common Stock over the option exercise price on the date that the option is exercised. There is no assurance that the value realized by an optionee will be at or near the value estimated under the Black-Scholes model.

      The following table sets forth information regarding the exercise of stock options by each of the named executive officers during the 2005 fiscal year and the fiscal year-end value of unexercised options held by the named executive officers.
Aggregated Option Exercises in 2005 Fiscal Year and Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
			Options at Fiscal		Options at Fiscal
	Shares		Year-End		Year-End(1)
	Acquired	Value
Name	on Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Stephanie A. Streeter	—	$0	282,935	94,125	$4,868,186	$735,044
Michael B. Allen	—	0	12,641	34,292	98,868	256,211
Geoffrey J. Hibner	—	0	22,490	23,470	332,387	235,673
Ronald D. Kneezel	12,000	304,380	64,200	14,885	1,245,774	112,466
David F. Engelkemeyer	—	0	5,831	17,900	22,249	84,983

(1)	The dollar values are calculated by determining the difference between the fair market value of the underlying Common Stock and the exercise price of the options at exercise or fiscal year-end, as the case may be.
Long-Term Incentives
      The Company maintains the Banta Corporation Long-Term Incentive Cash Compensation Plan (the “LTICCP”), which provides a cash incentive compensation system over three-year rolling periods for satisfaction of goals established by the Compensation Committee. A target bonus is established for each participant based upon a percentage of that participant’s base salary at the beginning of the three-year performance period. The LTICCP benefits are paid in cash at the end of the performance period with a minimum award of 50% of the participant’s target bonus and a maximum award of 300% of the target bonus. In the event a participant’s employment with the Company is terminated (other than by qualified retirement, disability, death or involuntary termination without cause) on or before the end of the applicable performance period, the right of the participant to any payout is forfeited. In the event a participant’s employment is terminated after June 30 of the first year of the performance period as a result of a qualified retirement, disability, death or involuntary termination without cause, the Company will pay to the participant in cash within 30 days following termination of employment a fraction of one-half of the participant’s target bonus, prorated based on the number of full calendar months during the performance period during which the participant was employed by the Company.
      Because the amount of any payout under the LTICCP is dependent upon the satisfaction of performance objectives, the exact amount of the payout (if any) to a named executive officer under the LTICCP cannot be determined at this time, except that each named executive officer will receive at least a minimum, threshold award of 50% of his or her target bonus. The following table describes the hypothetical amounts that would be payable to the named executive officers under LTICCP awards granted during fiscal 2005, assuming that threshold, target and maximum levels of the performance metrics are met.
Long-Term Incentive Plan — Awards in 2005 Fiscal Year

		Estimated Future Payouts
	Performance or other period
Name	until maturation or payout	Threshold	Target	Maximum

Stephanie A. Streeter	3 years	$231,840	$463,680	$1,391,040
Michael B. Allen	3 years	54,600	109,200	327,600
Geoffrey J. Hibner	3 years	51,450	102,900	308,700
Ronald D. Kneezel	3 years	39,305	78,610	235,830
David F. Engelkemeyer	3 years	37,800	75,600	226,800
Pension Plan Benefits
      The following table sets forth the estimated annual pension benefits payable to a covered participant at normal retirement age under the Company’s Employees Pension Plan as well as under the Company’s Supplemental Retirement Plan (which, in part, provides benefits that would otherwise be denied participants by reason of (i) certain Internal Revenue Code limitations on qualified benefit plans and (ii) the exclusion of cash incentive awards and deferred compensation in calculating benefits under the qualified plan). The benefits that are payable under the pension and retirement plans are based upon remuneration that is covered under the plans and years of service with the Company and its subsidiaries.
Pension Plan Table

Average Monthly	Yearly Pension After Specified Years of Service
Compensation in Five
Highest Consecutive Years	10 Years	15 Years	20 Years

$24,000	$72,000	$108,000	$144,000
36,000	108,000	162,000	216,000
48,000	144,000	216,000	288,000
60,000	180,000	270,000	360,000
72,000	216,000	324,000	432,000
84,000	252,000	378,000	504,000
96,000	288,000	432,000	576,000
108,000	324,000	486,000	648,000
120,000	360,000	540,000	720,000
132,000	396,000	594,000	792,000
144,000	432,000	648,000	864,000
156,000	468,000	702,000	936,000
      A participant’s remuneration covered by this benefit formula is such participant’s base salary and annual bonus (excluding any long-term bonus). The covered remuneration paid for the last fiscal year to the named executive officers is set forth in the Summary Compensation Table under the headings “Salary” and “Bonus.” As of December 31, 2005, Ms. Streeter and Messrs. Allen, Hibner, Kneezel and Engelkemeyer completed 5, 2, 3, 18 and 2 years of credited service under the Company’s pension plans, respectively. Benefits shown in the table are computed as a straight single life annuity assuming retirement at age 65. The benefits reflected in the table are not subject to reduction for Social Security benefits.
Agreements with Named Executive Officers
      The Company has agreements with Ms. Streeter as well as Messrs. Allen, Hibner, Kneezel and Engelkemeyer and certain other officers and key employees which provide for continued employment for periods of from two to three years after a change of control (the “Employment Period”) and for lump-sum termination payments equal to three times the executive’s base salary plus the highest incentive compensation earned by the executive in any year during the preceding three years if employment is terminated during the Employment Period by the Company (other than for cause or disability) or by the executive due to significant changes in his or her working conditions or status without his or her consent. The agreements also provide the foregoing benefits in connection with certain terminations which are effected in anticipation of a change of control. Under the agreements, the executive’s employee benefits such as health, accident and life insurance will also be continued following a termination for which a termination payment is made for up to three years or until comparable benefits are available from a new employer. The agreements similarly provide for the accelerated vesting of outstanding stock options in the event of a change of control. The agreements provide that, if any payments thereunder constitute an “excess parachute payment” under the Internal Revenue Code, the Company will pay the officer the amount necessary to offset the excise tax and any additional taxes resulting from the payment of an excess parachute payment. Each of Ms. Streeter and Messrs. Allen, Hibner and Engelkemeyer have an agreement with the Company that provides for a severance payment of one year’s salary (and the continuation of health insurance for one year) if, prior to a change of control, the Company terminates the executive’s employment other than for cause or disability.
      The Company has deferred compensation plans for key employees in which the named executive officers are eligible to participate and which provide for deferral of salary and cash incentive compensation. Payments under the deferred compensation plans generally commence following retirement of the participant. A participant can elect to receive his or her deferred compensation while still employed with the Company as of a specified date or dates. Over the past seventeen years, there have been a variety of different voluntary deferred compensation plans which have been applicable to one or more of the named executive officers. One of such plans, adopted in 1988, provides for the acceleration of payment of the deferred benefits in the event of a change in control. In such case, the lump sum payment will be equal to the present value of the participant’s future benefits if the participant is receiving benefits at the time of such change of control or the amount standing to the participant’s credit in his or her deferred compensation account if the participant is not otherwise entitled to receive benefits at the time of such change of control. The Company has entered into an executive trust agreement with a third party trust company to provide a means of segregating assets for the payment of all of these deferred compensation benefits (as well as benefits under the Company’s Supplemental Retirement Plan), subject to claims of the Company’s creditors. Such trust is only nominally funded until the occurrence of a potential change of control.
Committee Report on Executive Compensation
      The Compensation Committee of the Board is responsible for all aspects of the Company’s compensation package offered to its executive officers, including the named executive officers. The following is a report of the Compensation Committee regarding executive compensation:
      Policies Governing Executive Compensation. The Company’s general policies relating to executive compensation are: (a) to establish a direct link between executive compensation and the annual, intermediate-term and long-term performance of the Company; (b) to provide performance-based compensation opportunities (including equity-based awards) which allow executive officers to earn rewards for maximizing shareholder value; (c) to attract and retain the key executives necessary for the Company’s long-term success; and (d) to reward individual initiative and the achievement of specified goals. In applying these general policies, the objective of the Compensation Committee has been to ensure that a significant portion of the compensation paid to senior executive officers, such as the named executive officers, be incentive-based since these individuals have significant control over and responsibility for the Company’s direction and performance.
      Executive Compensation Package. As reflected under the section entitled “Executive Compensation,” the Company’s executive compensation package currently consists of a mix of salary, annual and long-term cash bonus awards and equity awards as well as benefits under the employee benefit plans offered by the Company.

      In setting and adjusting executive salaries, including the salaries of the Chief Executive Officer and the other named executive officers, the Compensation Committee, in conjunction with the independent compensation consultants retained by the Committee, has historically compared the base salaries paid or proposed to be paid by the Company with the ranges of salaries paid by corporations of similar size relative to the Company and operating in comparable industries. It is the judgment of the Compensation Committee that a review of the compensation practices of companies with such characteristics is appropriate in establishing competitive salary ranges for the Company’s executive officers.
      The Compensation Committee, in developing a broadband salary structure, established the minimum, midpoint and maximum ranges for each salary broadband for fiscal 2005 based on its analysis of comparative market data. The Compensation Committee also approved a 3.5% guideline for 2005 executive officer base salary increases, subject to individual variances to reflect above or below average performance. In establishing 2005 salaries for each individual executive officer, Ms. Streeter, the Company’s Chairman, President and Chief Executive Officer, made specific recommendations for salary adjustments (other than her own) to the Compensation Committee based on the foregoing guidance provided by the Committee as well as a review of industry comparables, the level of responsibility delegated to the particular executive officer, the expertise and skills offered by each officer, the officer’s individual job performance and the performance of the group over which the individual had responsibility. These various factors were considered on a case-by-case basis and no specific formula was used to give any one factor a relative weight as compared to the others. The Compensation Committee reviewed the foregoing recommendations and then made final decisions on the base salaries to be paid by the Company. The Compensation Committee also reviewed and fixed the base salary of Ms. Streeter for 2005 based on similar competitive compensation data and individual job performance criteria. The base salary paid to Ms. Streeter for fiscal 2005 was set at $724,500.
      The Compensation Committee maintains the Short-Term Incentive Plan (the “STIP”), which provides an annual incentive for certain employees of the Company, including the named executive officers. The factors on which awards under the STIP were granted for service in fiscal 2005, payable in 2006, included: (i) earnings per share; (ii) revenues; (iii) return on assets managed; and (iv) for participants affiliated with a specific business unit, in addition to the corporate goals using the foregoing factors, the operating income, revenue and return on assets managed of the applicable business unit. The factors and the target bonus percentages were determined in the discretion of the Compensation Committee and can change each year. There is no minimum bonus payable under the STIP and the maximum annual bonus is two times the “target bonus.” Any bonuses are paid in a lump sum in the following year. Under the STIP, Ms. Streeter earned a payout of $762,682 for the 2005 fiscal year paid in 2006.
      The Compensation Committee also maintains the Long-Term Incentive Cash Compensation Plan (the “LTICCP”). The LTICCP is a part of the overall long-term incentive package for certain employees of the Company, including the named executive officers, which package includes not only a cash benefit but also stock options and other equity awards. The factors on which awards payable in cash under the LTICCP were granted in fiscal 2005 are similar to those in the STIP, except that the LTICCP has a three-year performance period. Again, the factors and the target bonus percentages were determined in the discretion of the Compensation Committee and can change for each performance period. The maximum award for the three-year performance period is three times the “target bonus” and there is a minimum award of 50% of the “target bonus” at the end of the three-year period. Awards under the LTICCP are dependent, in part, on the Company’s total shareholder return compared to that of a selected peer group of companies. The LTICCP was adopted in 2004 with the first full three-year performance period ending in fiscal 2006. A transition award of $437,333 under the LTICCP was paid to Ms. Streeter for the achievement of targeted performance for the period that ended in fiscal 2005.
      The Company’s long-term incentive plan also includes stock option grants and grants of restricted stock. Stock options granted by the Compensation Committee have a per share exercise price of 100% of the fair market value of a share of Common Stock on the date of grant and, accordingly, the value of the option will be dependent on the future market value of the Common Stock. Similarly, since the value of shares of restricted stock is also dependent on the future market value of the Common Stock, the granting of restricted stock is intended to promote the long-term interest of the Company and its shareholders by providing a means for attracting and retaining qualified employees of the Company, to align the interests of employees with the interests of shareholders, and to provide an incentive to employees to improve the long-term performance of the Company.
      In accordance with the Company’s long-term incentive plan (the parameters of which were determined by the Compensation Committee in consultation with its independent compensation consultants), Ms. Streeter received an option to purchase 38,257 shares of Common Stock at a per share exercise price of $43.31 and 8,030 shares of restricted stock. By tying a portion of each executive officer’s overall compensation to stock price through the grant of options and restricted stock, the Compensation Committee seeks to enhance its objective of providing a further incentive to maximize long-term shareholder value.
      In connection with the equity-based plans, the Company endorses the policy that stock ownership by management is an important factor in aligning the interests of management and shareholders. The Company has adopted stock ownership guidelines that are intended to encourage stock ownership by management. Under these guidelines, management personnel are expected to own a specified number of shares of Common Stock depending upon their respective salary grade. The Compensation Committee considers an individual’s compliance with the stock ownership guidelines in determining the size of equity-based grants.
      The Company’s policy with respect to other employee benefit plans is to provide competitive benefits to the Company’s employees, including executive officers, to encourage their continued service with the Company. In the view of the Compensation Committee, a competitive benefits package is an essential component in achieving the Company’s goal of being able to attract new key employees from time to time as events warrant.
      Under Section 162(m) of the Internal Revenue Code, the tax deduction by corporate taxpayers, such as the Company, is limited with respect to the compensation of certain executive officers unless such compensation is based upon performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. The Compensation Committee currently intends, in all appropriate circumstances, to qualify compensation paid to the Company’s executive officers for deductibility by the Company under Section 162(m) of the Internal Revenue Code.

BANTA CORPORATION
COMPENSATION COMMITTEE

Jameson A. Baxter, Chairperson
John F. Bergstrom
David T. Gibbons
Ray C. Richelsen

REPORT OF THE AUDIT COMMITTEE
      The Audit Committee of the Board is currently comprised of three directors, each of whom is independent as defined in the NYSE’s listing standards and SEC rules. The Audit Committee operates under a written charter adopted by the Board.
      The Company’s management is responsible for the Company’s internal controls and the financial reporting process, including the system of internal controls. The Company’s independent auditors are responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with accounting principles generally accepted in the United States. The Audit Committee’s responsibility is to monitor and oversee this process.
      The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company with management and the independent auditors. The Audit Committee has discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).
      The Company’s independent auditors have provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with Ernst & Young LLP its independence. The Audit Committee considered whether the independent auditors’ provision of non-audit services is compatible with maintaining Ernst & Young LLP’s independence.
      The Audit Committee discussed with the Company’s internal and independent auditors the overall scopes and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluation of the Company’s internal controls and overall quality of the Company’s financial reporting.
      Based on the Audit Committee’s reviews and discussions with management, the internal auditors and the independent auditors referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC.

BANTA CORPORATION
AUDIT COMMITTEE

Paul C. Reyelts, Chairperson
Jameson A. Baxter
Ray C. Richelsen

PERFORMANCE INFORMATION
      Set forth below are line graphs for the last five years comparing the Company’s cumulative total shareholder return with the cumulative total shareholder return of companies in the Standard & Poor’s 500 Stock Index and companies in a peer group selected in good faith by the Company. The total return information presented in the graphs assumes the reinvestment of dividends. The companies in the peer group are: Cadmus Communications Corp.; Courier Corp.; R. R. Donnelley & Sons Company; and Quebecor World Inc. The returns of each company in the peer group have been weighted based on such company’s relative market capitalization.
Comparison of Five Year Cumulative Total Return
Among Banta Corporation, S&P 500 Index and Peer Group Companies

	December 31,

	2000	2001	2002	2003	2004	2005

Banta Value	$100	$121	$127	$170	$189	$213
S&P 500 Composite	100	88	69	88	98	103
Peer Index	100	102	92	105	122	112

RATIFICATION OF ERNST & YOUNG LLP AS
INDEPENDENT AUDITORS OF THE COMPANY FOR 2006
Independent Auditors
      Ernst & Young LLP has served as the independent auditors for the Company since May 17, 2002 and audited the financial statements of the Company for the fiscal years ended January 1, 2005 and December 31, 2005. The Audit Committee has selected Ernst & Young LLP as the Company’s independent auditors for 2006, and this selection is being presented to shareholders for ratification. The Board recommends to the shareholders the ratification of the selection of Ernst & Young LLP, to audit the financial statements of the Company and its subsidiaries for 2006. Unless otherwise specified, the proxies solicited hereby will be voted in favor of the ratification of Ernst & Young LLP as independent auditors for the Company for 2006.
      If, prior to the Annual Meeting, Ernst & Young LLP declines to act or its engagement is otherwise discontinued by the Audit Committee, the Audit Committee will appoint other independent auditors whose engagement for any period subsequent to the Annual Meeting will be subject to ratification by the shareholders at the Annual Meeting. If the shareholders fail to ratify the appointment of Ernst & Young LLP, then the Audit Committee will consider it a direction to select other auditors for 2006. Even if the selection is ratified, the Audit Committee, in its discretion, may select a new independent auditing firm at any time during the year if it believes that such a change would be in the best interests of the Company and its shareholders.
      Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to answer appropriate questions and, if they so desire, to make a statement.
Independent Auditors’ Fees
      During the fiscal years ended December 31, 2005 and January 1, 2005, the Company retained and paid Ernst & Young LLP to provide audit and/or other services. The fees paid to Ernst & Young LLP for the years ended December 31, 2005 and January 1, 2005 were as follows:
      Audit Fees. Fees for audit services paid to Ernst & Young LLP totaled $1,198,800 in fiscal 2005 and $1,027,000 in fiscal 2004. Audit fees include fees associated with the annual audit, assessment of internal control over financial reporting, the reviews of the Company’s quarterly reports on Form 10-Q, and statutory audits required internationally.
      Audit-Related Fees. Fees for audit-related services paid to Ernst & Young LLP totaled $16,500 in fiscal 2005 and $108,000 in fiscal 2004. Audit-related services in 2005 principally include accounting consultations and services in connection with employee benefit plan audits. Audit-related services in 2004 principally include due diligence in connection with acquisitions and accounting consultations.
      Tax Fees. Fees paid to Ernst & Young LLP for tax services, including tax compliance, tax advice and tax planning (including expatriate tax services), totaled $211,476 in fiscal 2005 and $156,000 in fiscal 2004.
      All Other Fees. There were no such fees paid to Ernst & Young LLP in either 2005 or 2004.
      The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors on a case-by-case basis. The Audit Committee approved 100% of the services described under the general categories of Audit-Related Fees and Tax Fees in 2005. The Audit Committee does not consider the provision of these non-audit services by the independent auditors to be incompatible with maintaining auditor independence.
Vote Required
      Assuming a quorum is present, to ratify the selection of Ernst & Young LLP as the Company’s independent auditors for 2006, the number of votes cast in favor of the proposal must exceed the number of votes cast in opposition to it. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum, as noted above, but do not constitute a vote “for” or “against” this matter and will be disregarded in the calculation of “votes cast.”
      THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS.

OTHER MATTERS
Solicitation Expenses
      All expenses of solicitation of proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain officers and regular employees of the Company. Brokers, nominees and custodians who hold Common Stock in their names and who solicit proxies from the beneficial owners will be reimbursed by the Company for out-of-pocket and reasonable clerical expenses.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors to file reports of ownership and changes of ownership with the SEC and the NYSE. The regulations of the SEC require the officers and directors to furnish the Company with copies of all Section 16(a) forms they file. Based on such forms, the Company believes that all its officers and directors have complied with the Section 16(a) filing requirements.
Related Party Transaction
      The Company has an agreement with Hewlett-Packard Company pursuant to which the Company provides various supply-chain management services in connection with the configuration, testing and worldwide distribution of Hewlett-Packard’s hard drives. Michael J. Winkler, a director of the Company, was an Executive Vice President of Hewlett-Packard from 1995 until his retirement in November 2005. The Company’s revenue attributable to its contract with Hewlett-Packard totaled approximately $135 million in fiscal 2005. The Company currently expects that revenue from the Hewlett-Packard contract in fiscal 2006 will be comparable to the fiscal 2005 revenue.
Delivery of Proxy Materials to Households
      Pursuant to the rules of the SEC, services that deliver the Company’s communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of the Company’s annual report to shareholders and this proxy statement. Upon oral or written request, the Company will promptly deliver a separate copy of the annual report to shareholders and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered. Shareholders sharing an address may also request delivery of a single copy of the annual report or proxy statement if they are currently receiving multiple copies of such documents. Shareholders may notify the Company of their requests by calling or writing Ronald D. Kneezel, Vice President, General Counsel and Secretary, Banta Corporation, P.O. Box 8003, Menasha, Wisconsin 54952, telephone number: (920) 751-7777.
SHAREHOLDER PROPOSALS
      Proposals of shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (“Rule 14a-8”) that are intended to be presented at the 2007 annual meeting of shareholders must be received by the Company no later than November 23, 2006 to be included in the Company’s proxy materials for that meeting. Further, a shareholder who otherwise intends to present business at the 2006 annual meeting must comply with the requirements set forth in the Company’s By-laws. Among other things, to bring business before an annual meeting, a shareholder must give written notice thereof, complying with the By-laws, to the Secretary of the Company not less than 60 days and not more than 90 days prior to the second Tuesday in the month of April, provided that the date of the annual meeting is not advanced by more than 30 days or delayed by more than 60 days from the second Tuesday in the month of April. The 2007 annual meeting of shareholders is tentatively scheduled to be held on April 24, 2007. Under the By-laws, if the Company does not receive notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 (i.e., a proposal a shareholder intends to present at the 2006 annual meeting of shareholders but does not intend to have included in the Company’s proxy materials) on or prior to February 9, 2007 (assuming an April 24, 2007 meeting date), then the notice will be considered untimely and the Company will not be required to present such proposal at the 2007 annual meeting. If the Board nonetheless chooses to present such proposal at the 2007 annual meeting, then the persons named in proxies solicited by the Board for the 2007 annual meeting may exercise discretionary voting power with respect to such proposal.

By Order of the Board of Directors
BANTA CORPORATION

/s/ RONALD D. KNEEZEL

Ronald D. Kneezel
Secretary
      The Company will furnish to any shareholder, without charge, a copy of its Annual Report on Form 10-K for the fiscal year 2005. Requests for the Form 10-K must be in writing and addressed to Ronald D. Kneezel, Vice President, General Counsel and Secretary, Banta Corporation, P.O. Box 8003, Menasha, Wisconsin 54952.

APPENDIX A
BANTA CORPORATION
CRITERIA FOR DETERMINING DIRECTOR INDEPENDENCE
      The Board of Directors has established categorical standards to assist it in making determinations of director independence. Under these categorical standards, a director will be considered independent unless:

1. the director is, or has been within the last three years, an employee of the Company, or an immediate family member of the director is, or has been within the last three years, an executive officer of the Company; provided, however, that employment as an interim Chairman or Chief Executive Officer or other executive officer shall not disqualify a director from being considered independent following that employment;

2. the director has received, or has an immediate family member who has received, in any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service with the Company); provided, however, that compensation received by a director for former service as an interim Chairman or Chief Executive Officer or other executive officer of the Company need not be considered in determining independence under this test; and provided, further, that compensation received by an immediate family member of the director for service as an employee of the Company (other than an executive officer) need not be considered in determining independence under this test;

3. (A) the director or an immediate family member of the director is a current partner of a firm that is the Company’s internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time;

4. the director or an immediate family member of the director is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee;

5. the director is a current employee, or an immediate family member of the director is a current executive officer, of another company (other than a tax exempt organization) that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues; provided, however, that in applying this test, both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year; and provided, further, that this test applies solely to the financial relationship between the Company and the director’s (or immediate family member’s) current employer — the Company need not consider former employment of the director or immediate family member.

6. the director, or an immediate family member of the director, was an executive officer of another company that was indebted to the Company, or to which the Company was indebted, and the total amount of either company’s indebtedness to the other in any of the last three fiscal years was greater than 2% of the total consolidated assets of the company for which the director, or an immediate family member of the director, served as an executive officer; or

7. if a director, or an immediate family member of the director, served as an officer, director or trustee of a tax exempt organization, and the Company’s discretionary charitable contributions to the organization in any of the last three fiscal years was greater than 2% of that organization’s consolidated gross revenues.

A-1

      For purposes of the foregoing, an “immediate family member” shall be deemed to include a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home; provided, however, that when applying the three-year “look-back” provisions of the foregoing tests, the Company need not consider individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.
      For relationships not covered by the categorical standards set forth above, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors who satisfy the categorical standards set forth above. The Company must identify which directors are independent and disclose the basis for that determination in the next proxy statement.
      In addition, the Company shall disclose in its annual proxy statement any contributions made by the Company to any tax exempt organization in which any independent director serves as executive officer if, within the preceding three years, contributions in any single year from the Company exceeded the greater of $1 million, or 2% of such charitable organization’s consolidated gross revenues.

A-2

ANNUAL MEETING OF SHAREHOLDERS OF
BANTA CORPORATION
April 25, 2006
COMMON

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

â  Please detach along perforated line and mail in the envelope provided.  â

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE BOARD’S DIRECTOR NOMINEES AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	O O	Jameson A. Baxter John F. Bergstrom
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O O O	Henry T. DeNero David T. Gibbons Janel S. Haugarth
☐	FOR ALL EXCEPT (See instructions below)	O O	Pamela J. Moret Paul C. Reyelts
		O	Ray C. Richelsen
		O	Stephanie A. Streeter
		O	Michael J. Winkler

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	Ratification of the appointment of Ernst & Young LLP as the independent auditors for the Corporation.	☐	☐	☐

3.	In its discretion, upon all such other business as may properly come before the meeting.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

BANTA CORPORATION
COMMON
Proxy for Annual Meeting of Shareholders to be held April 25, 2006
     The undersigned constitutes and appoints STEPHANIE A. STREETER and RONALD D. KNEEZEL, or each of them, the true and lawful proxies of the undersigned, with full power of substitution, to represent and to vote as designated on the reverse side, all shares of Banta Corporation which the undersigned is entitled to vote at the annual meeting of shareholders of such corporation to be held at the Bridgewood Resort Hotel & Conference Center, 1000 Cameron Way, Neenah, Wisconsin, on April 25, 2006, at 2:00 P.M., Central Time, and at all adjournments or postponements thereof.
     The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder, but, if no direction is indicated, this proxy will be voted FOR all indicated nominees as directors (Item 1), and FOR the ratification of the appointment of Ernst & Young LLP as independent auditors for the Corporation (Item 2).
     The undersigned hereby revokes any other proxy heretofore executed by the undersigned for the meeting and acknowledges receipt of the notice of the annual meeting and the proxy statement. This proxy is solicited on behalf of the Board of Directors of Banta Corporation.
(Continued and to be signed on the reverse side)

 COMMENTS:

14475

ANNUAL MEETING OF SHAREHOLDERS OF
BANTA CORPORATION
APRIL 25, 2006

INCENTIVE SAVINGS PLAN AND HOURLY 401(k) PLAN
Please date, sign and mail
your voting direction in the
envelope provided as soon
as possible.
↓ Please detach along perforated line and mail in the envelope provided. ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE BOARD’S DIRECTOR NOMINEES AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

							FOR	AGAINST	ABSTAIN
1.	Election of Directors:				2.	Ratification of the appointment of Ernst & Young LLP as the independent auditors for the Corporation.	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	¡	Jameson A. Baxter		3.	In its discretion, upon all such other business as may properly come before the meeting.
		¡	John F. Bergstrom
		¡	Henry T. DeNero
☐	WITHHOLD AUTHORITY	¡	David T. Gibbons
	FOR ALL NOMINEES	¡	Janel S. Haugarth
		¡	Pamela J. Moret
☐	FOR ALL EXCEPT	¡	Paul C. Reyelts
	(See instructions below)	¡	Ray C. Richelsen
		¡	Stephanie A. Streeter
		¡	Michael J. Winkler

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

NOTE:	Please sign exactly as your name or names appear on this voting direction. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

INCENTIVE SAVINGS PLAN AND HOURLY 401(k) PLAN
BANTA CORPORATION
Voting Direction for Annual Meeting of Shareholders to be held April 25, 2006
     The annual meeting of shareholders of Banta Corporation is scheduled to be held at the Bridgewood Resort Hotel & Conference Center, 1000 Cameron Way, Neenah, Wisconsin, on April 25, 2006, at 2:00 P.M., Central Time. As a participant in the Banta Corporation Incentive Savings Plan and/or the Banta Hourly 401(k) Plan, you have the right to direct Fidelity Management Trust Company regarding how to vote the shares of Banta Corporation credited to your account at the 2006 annual meeting and at all adjournments or postponements thereof. The shares credited to your account will be voted as directed. If no direction is made, if this card is not signed, or if this card is not received for tabulation by April 20, 2006, then the shares credited to your account will not be voted.
     The undersigned hereby revokes any other voting direction heretofore executed by the undersigned for the meeting with respect to plan shares credited to his or her account. The undersigned further acknowledges receipt of notice of the annual meeting and the proxy statement. This voting direction is solicited on behalf of the Board of Directors of Banta Corporation.
(Continued and to be signed on the reverse side)